EXHIBIT 10.59




                              AMENDED AND RESTATED
                          ACCOUNTS FINANCING AGREEMENT

                              [SECURITY AGREEMENT]

                            DATED AS OF JUNE 1, 1997


                                      AMONG


                   CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

                                1201 Main Street
                               Dallas, Texas 75202





                                       AND



                               FARAH U.S.A., INC.
                          VALUE CLOTHING COMPANY, INC.
                       FARAH MANUFACTURING (U.K.) LIMITED

                                 4171 NORTH MESA
                                   BUILDING D
                                    SUITE 500
                            EL PASO, TEXAS 79902-1433



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                               FARAH U.S.A., INC.
                            Dated as of June 1, 1997
                        [Amending and Restating Accounts
                    Financing Agreement [Security Agreement]
                              dated August 2, 1990
                   Congress Financial Corporation (Southwest)
                              1500 One Main Place
                              Dallas, Texas 75250

Gentlemen:

         Congress Financial Corporation (Southwest) (sometimes called "Lender"), Farah U.S.A., Inc. ("Farah USA"), Value Clothing Company, Inc. ("Value Clothing"), Farah Manufacturing (U.K.) Limited ("Farah UK," and together with Farah USA and Value Clothing, individually, sometimes called a "Borrower" or collectively the "Borrowers") have entered into financing arrangements pursuant to the Accounts Financing Agreement [Security Agreement], dated as of August 2, 1990, between Lender and Farah USA (the "Original Accounts Financing Agreement") and various Supplements thereto, as amended pursuant to Amendment No. 1 to Financing Agreements, dated November 5, 1990, Amendment No. 2 to Financing Agreements, dated February 11, 1991, Amendment No. 3 to Financing Agreements, dated January 29, 1992, Amendment No. 4 to Financing Agreements, dated June 25, 1992, Amendment No. 5 to Financing Agreements, dated August 31, 1992, Amendment No. 6 to Financing Agreements, dated September 4, 1992, Amendment No. 7 to Financing Agreements, dated September 16, 1992, Amendment No. 8 to Financing Agreements, dated as of June 7, 1993, Amendment No. 9 to Financing Agreements, dated July 16, 1993, Amendment No. 10 to Financing Agreements, dated November 3, 1993, Amendment No. 11 to Financing Agreements, dated as of February 9, 1994 ("Amendment No. 11"), Amendment No. 12 to Financing Agreements, dated as of July 14, 1994, Amendment No. 13 to Financing Agreements, dated as of March 7, 1995, Amendment No. 14 to Financing Agreements, dated as of April 5, 1995, and as amended pursuant to the letter agreement dated as of October 28, 1992, Amendment No. 15 to Financing Agreements, dated as of August 1, 1995 and Consent, Amendment and Agreement dated as of June 5, 1996 (collectively, as so amended and as amended hereby, the "Financing Agreement", and together with all Supplements thereto, including, but not limited to, the Covenant Supplement to Accounts Financing Agreement [Security Agreement], dated as of August 2, 1990, the Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement] dated as of August 2, 1990, (collectively, the "Original Financing Agreements").

         Borrower and Lender desire to amend and restate certain of the Original Financing Agreements as of June 1, 1997 to clarify their existing agreements by consolidating the foregoing amendments, to make certain new agreements and to execute the Farah (UK) Supplement, dated as of June 1, 1997 (the "Farah (UK) Supplement"), among Borrowers and Lender (amending and restating Amendment No.
11), and all other agreements, documents and instruments at any time executed and/or delivered in connection with any of the foregoing or related thereto, as the same exist as of June 1, 1997 and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated, confirmed or replaced, collectively, the "Financing Agreements").

         The Original Financing Agreements include guarantees and related security agreements by companies affiliated with the Borrowers. The Lender and the Borrowers desire that each of Farah Incorporated, Farah International, Inc., Farah Manufacturing Company, Inc., Farah Manufacturing Company of New Mexico, Inc., Farah Clothing Company, Inc., a Delaware corporation, Value Clothing Company, Inc., FTX, Inc., Value Slacks, Inc., and Corporacion Farah-Costa Rica S.A. (collectively the "Guarantors") confirm their respective guarantees and related security agreements.

         This Agreement amends and restates the terms and conditions of the Original Accounts Financing Agreement (as so amended restated, and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated, confirmed or replaced, this "Agreement" or the "Amended and Restated Accounts Financing Agreement") and effective as of the date of acceptance by Lender, Borrowers may continue to obtain loans and the financial accommodations from Lender for Borrowers' general corporate and business purposes and to finance certain capital expenditure of Farah USA upon the terms and the security referred to herein. We shall be jointly and severally bound hereunder.

Section I.        DEFINITIONS.

         1.1. All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code ("UCC") shall have the meanings given therein, unless otherwise defined in this Agreement or in a Supplement, and all references to the plural herein shall also mean the singular.

         1.2. "Accounts" shall mean all of our present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, including, without limitation, all obligations for the payment of money arising out of our sale, lease or other disposition of good or other property or rendition of services.

         1.3. "Account Debtor" shall mean each debtor or obligor in any way obligated on or in connection with any Account.

         1.4. "Annual Rate" shall have the meaning set forth in Section 3.1 hereof.
         1.5. "Bank" shall mean CoreStates Bank, N.A. (or its successors) in Philadelphia, Pennsylvania.

         1.6. "Borrower(s)" shall mean, collectively, Farah USA, Value Clothing and Farah UK.

         1.7.     "Collateral" shall have the meaning set forth in  Section  4.1 hereof.

         1.8. "Covenant Supplement" shall mean the Amended and Restated Covenant Supplement, dated as of June 1, 1997, among Borrowers and Lender as amended, modified, supplemented, extended, renewed, restated, confirmed or replaced from time to time.

         1.9. "Current Assets" shall mean the aggregate net book value of all assets of any Person and its Subsidiaries, on a consolidated basis, calculating the book value of inventory for this purpose on a first-in-first-out basis, which would, in accordance with GAAP, be classified as current assets.

         1.10. "Current Liabilities" shall mean all Indebtedness of any Person and its Subsidiaries, on a consolidated basis, which would in accordance with GAAP be classified as current liabilities; and in any event including Indebtedness payable on demand or within one (1) year from the date of determination without any option of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and including the current portion of long-term debt required to be paid within one (1) year.

         1.11. "Eligible Accounts" shall mean Accounts created by us in the ordinary course of business arising out of our sale of goods or rendition of services, which are and at all times shall continue to be acceptable to you in all respects. Standards of eligibility may be fixed and revised from time to time solely by you in your exclusive judgment. In determining eligibility, you may, but need not, rely on agings, reports and schedules of Accounts furnished by us, but reliance by you thereon from time to time shall not be deemed to limit your right to revise standards of eligibility at any time as to both our present and future Accounts. In general, an Account shall be deemed eligible unless: (a) the Account Debtor on such Account is and at all time continues to be acceptable to you, (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth, and (c) no more than 90 days have elapsed since the invoice date of such Account if the Account by its terms is payable within 30 days of the invoice date and no more than 120 days have elapsed since the invoice date of such Account if the Account by its terms is payable within more than 30 days of the invoice date.

         1.12. "Eligible Inventory" shall mean Eligible Inventory of Farah USA consisting of Finished Goods, Work-in-Process and Raw Materials acceptable to Lender in all respects. General criteria for Eligible Inventory may be established and revised from time to time by Lender in its exclusive reasonable judgment. In determining such acceptability, Lender may, but need not, rely on report and schedules of Eligible Inventory furnished to Lender by Farah USA, but reliance thereon by Lender from time to time shall not be deemed to limit its right to revise standards of eligibility at any time. In general, except in Lender's sole discretion, Eligible Inventory shall not include (A) components which are not to be incorporated into Finished Goods, (B) spare parts, (C) packaging and shipping materials, (D) supplies used or consumed in the business of Farah USA, (E) Eligible Inventory subject to a security interest or lien in favor of any third party, (F) bill and hold goods, (G) Eligible Inventory which is not subject to the perfected security interest of Lender (other than Work-in-Process located outside the United

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States of America),  (H)  defective  goods,  (I)  obsolete,  slow-moving  and/or discontinued goods, (J) "seconds" and (K) Eligible Inventory purchased on consignment.

         1.13.    "Events  of  Default"  shall  have  the  meaning  set forth in
Section 8.1 hereof.

         1.14.    "Excess" shall have the  meaning  set  forth  in  Section  3.4 hereof.

         1.15. "Farah USA" shall mean Farah U.S.A., Inc., a Texas corporation and its successors and assigns.

         1.16. "Farah Clothing" shall mean Farah Clothing Company, Inc., a Delaware corporation, and its successors and assigns.

         1.17. "Farah UK" shall mean Farah Manufacturing (U.K.) Limited, an England corporation, and its successors and assigns.

         1.18. "Finished Goods" shall mean Eligible Inventory of Borrowers consisting of first quality finished goods held for resale to customers of Farah USA in the ordinary course of our business.

         1.19. "Governmental Agency" shall mean the government of any country, or any province or state thereof or a local municipality or other political subdivision thereof or any body, department, authority, agency, public corporation or instrumentality of any of the foregoing.

         1.20. "Interest Period" means, with respect to any Libor Rate loan, each period commencing on the date such loan is established or converted from a Prime Rate loan or the last day of the next preceding Interest Period with respect to such Libor Rate loans, and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as we may select, except that each such Interest Period which commences on the last business day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last business day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a business day shall end on the next succeeding business day (or if such succeeding business day falls in the next succeeding calendar month, on the next preceding business day); (b) any Interest Period which would otherwise extend beyond the termination date of this Agreement as set forth in Section 9.1 below applicable to a given loan shall end on such termination date; (c) no more than five (5) Interest Periods shall be in effect at the same time; (d) no Interest Period for any Libor Rate loan shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, the related Libor Rate loan shall not be available hereunder; and (e) no Interest Period in respect of any term loan may extend beyond a principal repayment date thereof unless, after giving effect thereto, the aggregate principal amount of such loan subject to Libor Rate having Interest Periods that end after such principal payment date shall be equal to or less than the aggregate principal amount of such loan to be outstanding hereunder after such principal payment date.

         1.21. "Libor Rate" means, for any Libor Rate loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) offered to Bank at approximately 11:00 a.m. Eastern Standard time (or as soon thereafter as practicable) two business days prior to the first day of such Interest Period by leading banks in the London interbank market of U.S. dollar deposits in immediately available funds having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Libor loan applicable to such bank to which such Interest Period relates.

         1.22. "Maximum Credit" shall mean, with respect to all Borrowers, the aggregate amount of $75,000,000; provided, however, that such "Maximum Credit" shall, except in Lender's sole discretion, have the following sublimits: (i) with respect to Farah UK only, (A) the aggregate principal amount of loans at any one time outstanding shall not exceed $5,000,000 in U.S. Dollars or U.S. Dollar Equivalents; and (B) the aggregate principal amount of the loans outstanding at any time based on the Eligible Inventory of Farah UK, regardless of the amount of such inventory, shall not exceed $1,750,000 in U.S. Dollars or U.S. Dollar Equivalents; (ii) with respect to Farah USA, Farah UK and Value Clothing, the aggregate unpaid principal amount of the loans outstanding at any time based on the Eligible Inventory of Farah USA and the Value Slacks Eligible Inventory, regardless of the amounts of such Eligible Inventory or Value Slacks Eligible Inventory, shall not exceed $35,000,000; (iii) with respect to Value Clothing only, the aggregate unpaid principal amount of the loans outstanding at any time based on the Value of the Value Slacks Eligible Inventory, regardless of the amounts of the Value Slacks Eligible Inventory, shall notwithstanding clause (ii) not exceed $3,000,000; and (iv) with respect to Farah USA only, the aggregate amount of the term loan permitted under Section 2.1.1(e) shall not exceed the principal sum of $10,000,000 and shall reduce the Maximum Credit by the principal amount thereof which is outstanding from time to time.

         1.23.    "Maximum  Legal  Rate"  shall  have  the  meaning set forth in
Section 3.4 hereof.

         1.24. "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

         1.25. "Obligations" shall mean any and all loans, indebtedness, liabilities and obligations of any kind owing by us to you, however evidenced, whether as principal, guarantor or otherwise, whether arising under this Agreement, any other Financing Agreement, any Supplement, or otherwise, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary liquidated or unliquidated, secured or unsecured, original, renewed or extended, and whether arising directly or acquired from others (including, without limitation, your participations or interests in our obligations to others) and including, without limitation, your charges, commissions, interest, expenses, costs and attorneys' fees chargeable to us in connection with all of the foregoing.

         1.26. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including a business trust), unincorporated association, joint stock corporation, trust, joint venture or other entity or government or any agency or instrumentality or political subdivision thereof.

         1.27. "Prime Rate" shall mean the prime commercial interest rate (presently 8.5% per annum) from time to time publicly announced by CoreStates Bank, N.A. (or its successors) at its offices in Philadelphia, Pennsylvania whether or not such announced rate is the best rate available at such bank.

         1.28. "Raw Materials" shall mean Eligible Inventory of Farah USA consisting of raw materials used by Farah USA to produce Work-in-Process and/or Finished Goods (and including piece goods, major trim and minor trim).

         1.29. "Records" shall have the meaning set forth in Section 4.1(f) hereof.

         1.30. "Renewal Date" shall mean July 1, 2001, subject to Section 9.1 hereof.
         1.31. "Revolving Loans" shall mean all loans hereunder other than the Term Loan.

         1.32. "Subsidiary" shall mean any corporation, association or organization, active or inactive, as to which more than fifty (50%) percent of the outstanding voting stock or shares or interests shall now or hereafter be owned or controlled, directly or indirectly by any Person, any Subsidiary of such Person, or any Subsidiary of such Subsidiary.

         1.33. "Supplements" shall mean, collectively, the Covenants Supplement, the Trade Financing Supplement, the Farah UK Supplement, the Amended and Restated Inventory and Equipment Security Agreement Supplement, dated as of June 1, 1997, by Farah USA and other Supplements to any Financing Agreements that may exist from time to time, as any of the same may be amended, modified, supplemented, extended, renewed, restated, confirmed or replaced from time to time.

         1.35.    "Term Loan" or "term loan" shall mean the  loan  described  in
Section 2.1.1(e) hereof.

         1.36. "Trade Financing Supplement" shall mean the Amended and Restated Trade Financing Supplement dated as of June 1, 1997, among Borrowers and Lenders amended, modified, supplemented, extended, renewed, restated, confirmed and replaced from time to time.

         1.37. "Value" shall mean cost computed on a first-in-first-out basis or market price, as determined by Lender, whichever is lower.

         1.38. "Value Clothing" shall mean Value Clothing Company, Inc., a Texas corporation and wholly owned subsidiary of Value Slacks, and its successors and assigns.

         1.39.    "Value  Slacks"  shall  mean  Value  Slacks,  Inc.,  a   Texas
corporation, and its successors and assigns.

         1.40.    "Value   Slack   Companies"   shall   mean,  individually  and
collectively, Value Slacks and Value Clothing.

         1.41. "Value Slacks Eligible Inventory" shall mean inventory of the Value Slacks Companies consisting of finished goods which are located at the premises of the Value Slacks Companies and acceptable to Lender in all respects. General criteria for Value Slacks Eligible Inventory may be established and revised from time to time by Lender in its exclusive reasonable judgment. In determining such acceptability, Lender may, but need not, rely on reports and schedules of such Eligible Inventory furnished to Lender by either or both of the Value Slacks Companies or Farah USA, but reliance thereon by Lender from time to time shall not be deemed to limit its right to revise standards of eligibility at any time. In general, except in Lender's sole discretion, Value Slacks Eligible Inventory shall not include (A) raw materials, (B) work-in-process, (C) components which are not to be incorporated into finished goods, (D) spare parts, (E) packaging and shipping materials, (F) supplies used or consumed in the business of the Value Slacks Companies, (G) Eligible Inventory subject to a security interest or lien in favor of any third party,
(H) bill and hold goods, (I) Eligible Inventory which is not subject to the perfected security interest of Lender and (J) Eligible Inventory purchased on consignment.

         1.42. "We," "our," "us," or "Borrowers" shall collectively refer to Farah USA, Value Clothing and Farah UK.

         1.43. "Work-in-Process" shall mean Eligible Inventory of Farah USA which is in the process of being converted from Raw Materials to Finished Goods.

         1.44. "You," "you," "Your(s)," "your(s)" or "Lender" shall refer to Congress Financial Corporation (Southwest).

Section 2.        LOANS.

         2.1. You shall, make loans to us from time to time, at our request, up to the Maximum Credit, on the terms set forth below:

                  2.1.1. Lender shall make the Term Loan described in clause (e) below and, in its discretion, make Revolving Loans to Farah USA from time to time, at the request of Farah USA, described in clauses (a) to (e) below, as follows:

                           (a)      Revolving Loans of up to eighty-five (85%)
percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as Lender may determine from time to time); plus

                           (b)      Revolving Loans of up to sixty (60%) percent
of the Farah USA Eligible Inventory consisting of Finished Goods (or such greater or lesser percentage thereof as Lender may determine from time to time); plus
                           (c)      Revolving  Loans  of up to ten (10%) percent
of the Farah USA Eligible Inventory consisting of Work-in-Process (or such greater or lesser percentage thereof as Lender may determine from time to time); plus
                           (d)      Revolving Loans of up to fifty (50%) percent
of the Farah USA Eligible Inventory consisting of Raw Materials (or such greater or lesser percentage thereof as Lender may determine from time to time); plus
                           (e)      The    Term   Loan  of   $10,000,000  in the
aggregate, with principal  payments commencing  as of August 1,  1997,  payable:
(i) over a term of four (4) years, (ii) in installments of $208,333.33 per month and (iii) at the Annual Rate or the Libor Rate selected and determined as set forth in Section 3 below. Such term loans shall (A) be evidenced by a term promissory note in form and substance satisfactory to Lender, (B) be issued as of June 1, 1997, bearing that date, in the original principal amount of $10,000,000, (C) have a maturity date of June 30, 2001, and (D) be secured by all of the Collateral. Such term loan may not be reborrowed.

                  2.1.2    Value Clothing Loans.

     (a) Lender shall, in its discretion, make loans to Value Clothing from time to time, at the request of Value Clothing an amount equal to fifty (50%) percent of the Value Slacks Eligible Inventory consisting of Finished Goods (or such greater or lesser percentage thereof as Lender may determine from time to time) up to aggregate loans of $3,000,000.

     (b) All loans shall be charged to a loan account in the name of Value Clothing on Lender's books. Lender shall render to Farah USA, as agent for the Value Slacks Companies, each month a statement of its loan account which shall be considered correct and deemed accepted by, and binding upon, the Value Slacks Companies as an account stated, except to the extent that Lender receives a written notice of any specific exceptions by Value Clothing thereto within thirty (30) days after the date of such statement.

     (c) At Lender's option, all principal, interest, fees, commissions, costs, expenses or other charges payable by Value Clothing to Lender and any and all loans and advances by Lender to Value Clothing may be charged directly to the account of Value Clothing maintained by Lender.

     (d) Until the authority of the Value Slacks Companies to do so is curtailed or terminated at any time by Lender, the Value Slacks Companies shall, at their expense and on behalf of Lender, collect, as the property of Lender and in trust for Lender, all proceeds from the sale of the inventory of the Value Slacks Companies, in whatever form, including, without limitation, all cash, checks, credit or debt card transaction records, and all forms of daily retail store receipts, as well as all proceeds of Collateral or any other cash proceeds. At such time hereafter as Lender may request, the Value Slacks Companies shall not commingle such collections with the Value Slacks Companies' own funds. Upon Lender's request, the Value Slacks Companies shall on the day received deposit all such proceeds into deposit accounts subject to the provisions set forth below for the collection and transfer of sales proceeds. At such time as proceeds of Collateral of the Value Slacks Companies are deposited into deposit accounts subject to the provisions set forth below, such proceeds when received by Lender at such place as Lender may designate from time to time shall be credited to the loan account of Value Clothing after adding two (2) business days for remittances by federal funds wire transfers and after adding two (2) business days for collection, clearance and transfer of all other remittance, in each instance conditional upon final payment to Lender.

     (e) At such time as Lender may request, the Value Slacks Companies shall, in a manner satisfactory to Lender from time to time, enter into deposit account arrangements and merchant payment arrangements with respect to credit and debit card sales, such that all proceeds of the sale of the inventory of the Value Slacks Companies of every form, including, without limitation, cash, checks, credit or debit card receipts and charge slips and other forms of daily store receipts, or amounts payable upon letters of credits, bankers' acceptances and other proceeds of such Collateral shall be deposited into a blocked account under Lender's control or deposited into one of the deposit accounts that is approved by Lender with respect to which irrevocable instructions from the Value Slacks Companies have been accepted by the depository bank to transfer all collected funds to a blocked account under the control of Lender. In connection therewith, the Value Slacks Companies shall execute such instructions, blocked account and other agreements as Lender, in its discretion, shall specify.

     (f) The Value Slacks Companies shall immediately upon obtaining knowledge thereof report to Lender all reclaimed, repossessed or returned goods (other than returns in the ordinary course of business of the Value Slacks Companies which shall only be reported to Lender with such frequency and in such manner as Lender may reasonably require).

                  2.1.3 Lender shall, in its discretion, make Revolving Loans to Farah UK from time to time, at the request of Farah UK, in accordance with the Farah (UK) Supplement.

         2.2. All loans shall be charged to a loan account in our name on your books. You shall render to us each month a statement of our loan account which shall be considered correct and deemed accepted by, and conclusively binding upon, us as an account stated, except to the extent that you receive a written notice of any specific exceptions by us thereto within thirty (30) days after the date of such statement.

         2.3. (a) Except in your sole discretion, the outstanding aggregate principal amount of all loans by you to us hereunder or under any Supplement, shall not exceed the Maximum Credit at any time. Without limiting your right to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of this Agreement, or any Supplement, in the event that the outstanding aggregate principal amount of loans by you to us exceeds the Maximum Credit or the formulas set forth in Section 2.1 hereof or as contemplated in
Section 2.3(b), we shall remain liable therefor and the entire amount of such excess(es) shall, at your option, become immediately due and payable, upon your demand.

                  (b) You may, from time to time, permit the outstanding amount of any components of the loans by you to us, or the aggregate amounts of such outstanding loans to exceed the amounts available under the lending formulas or sublimits provided for herein or otherwise applicable as to each of the Borrowers or $75,000,000, as applicable; provided, that, should you so permit in any one instance such event shall not operate to limit, waive or otherwise affect any rights of yours on any future occasions. In such event, and without limiting the right of yours to demand payment of the Obligations, or any portion thereof, in accordance with any other terms of the Financing Agreements, we shall remain liable therefor and we shall, upon demand by you, which may be made at any time and from time to time, repay to you the entire amount of any such excess(es) or in accordance with such other terms as you may agree to in writing at the time, except, that, notwithstanding anything contained herein or in the other Financing Agreement to the contrary, Farah UK shall not be required to repay any such amounts arising as a result of loans by you to the other Borrowers.

         2.4. At your option, all principal, interest, fees, commissions, costs, expenses or other charges with respect to this Agreement or any Supplement (all of which shall be cumulative and not exclusive) and any and all loans and advances by you to us may be charged directly to our account maintained by you.

         2.5. All loans shall be payable at your office specified above or at such other place as you may hereafter designate from time to time and at your option and upon your request, we shall execute and deliver to you one or more promissory notes in form and substance satisfactory to you to further evidence such loans.

Section 3.        INTEREST AND FEES.

         3.1. (a) With respect to Prime Rate loans, interest shall be payable by us to you on the first day of each month upon the closing daily balances in our loan account for each day during the immediately preceding month, at a rate equal to one-half percent (1/2%) per annum in excess of the Prime Rate (the "Annual Rate"). With respect to Libor Rate loans, interest shall be payable on the first day of each month on the principal amounts thereof at a rate equal to two and three-quarters of one percent (2.75%) applicable thereto per annum in excess of the Libor Rate. The Annual Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in the

Prime Rate based on the Prime Rate in effect on the last day of the month in which any such change occurs. The Annual Rate in effect hereunder on the date hereof, expressed in terms of simple interest, is eight and one-half of one percent (8.5%) per annum.

                  (b) You shall have the right from time to time to convert all or part of a loan based on the Prime Rate into a loan based on the Libor Rate or to continue in effect any loan based on the Libor Rate; provided, that: (i) you give us notice of such conversion or continuation, substantially in the form of Exhibit B hereto (which may be given by facsimile with electronic confirmation of receipt) (a "Libor Borrowing Notice"), within two (2) business days before the end of an existing or new Interest Period, as the case may be, specifying the term, amount and other information that we may request with respect to such Libor Rate loan, (ii) a Libor Rate loan may not be converted to a Prime Rate loan except on the last day of the applicable Interest Period, and (iii) the requirements of Section 3.1(c), (d), (e) and (f) hereof shall have been met.

                  (c) Subject to the terms and conditions  contained herein, two
(2) business days after receipt by Lender of a Libor Borrowing Notice, such Prime Rate Loans shall be converted to Libor Rate loans or such Libor Rate loans shall continue, as the case may be; provided, that, (i) no Event of Default, or event which with notice of passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement or the other Financing Agreements, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Libor Rate loans, (iv) no more than five (5) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Libor Rate loans outstanding must be in an amount not less than Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof, (vi) the maximum amount of the Libor Rate loans at any time requested by Borrowers shall not exceed the amount equal to (A) the principal amount of the Term Loan which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) ninety percent (90.0%) of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Libor Rate is available to Lender through the Bank and can be readily determined as of the date of the request for such Libor Rate loan by Borrower. Any Libor Borrowing Notice delivered by Borrower to convert Prime Rate loans to Libor Rate loans or to continue any existing Libor Rate loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Bank shall not be required to purchase United States dollar deposits in the London interbank market or other applicable Libor Rate market to fund any Libor Rate loans, but the provisions hereof shall be deemed to apply as if Lender and Bank had purchased such deposits to fund the Libor Rate loans.

                  (d) Any Libor Rate loans shall automatically convert to Prime Rate loans described in Section 2.1 hereof upon the last day of the applicable Interest Period, unless Lender has received and approved a Libor Borrowing Notice to continue such Libor Rate loan at least two (2) Business Days prior to such last day in accordance with the terms hereof. Any Libor Rate loan shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate loans in the event that (i) an Event of Default shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate loans which have previously been converted to Libor Rate loans or existing Libor Rate loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loan plus the Revolving Loans then available to Borrower under
Section 2 hereof with respect to the Libor Rate loans which, in any case, result in such excess. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Bank or any participant with Lender for any loss
(including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Libor Rate loans to Prime Rate loans pursuant to any of the events set forth in the previous sentence.

                  (e) Notwithstanding anything to the contrary contained herein, all Libor Rate loans shall, upon notice by Lender to Borrower, convert to Prime Rate loans in the event that (i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Bank or any participant to make or maintain Libor Rate loans or to comply with the terms hereof in connection with the Libor Rate loans, by an amount deemed by Lender to be material, or (B) shall result in the increase in the costs to Lender, the Bank or any participant of making or maintaining any Libor Rate loans or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, the Bank or any participant of making or maintaining any Libor Rate loans affecting the Libor Rate on the London Interbank Market shall otherwise increase by an amount deemed by Lender to be material. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Bank or any participant for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Libor Rate loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrower and shall be conclusive, absent manifest error.

                  (f) If any payments or prepayments in respect of the Libor Rate loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section 8 hereof or any other payments made with the proceeds of Collateral, Borrower shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Bank or any Participant for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Libor Rate loans or any portion thereof.

         3.2. Upon the occurrence and during the continuance of an Event of Default or termination or non-renewal the interest rate on all outstanding unpaid Obligations shall, at Lender's option, accrue at a rate equal to two percent (2%) per annum in excess of the Annual Rate or four and three-quarters of one percent (4.75%) in excess of the Libor Rate for Libor Rate loans, as the case may be, from the date of such Event of Default or termination or non-renewal, and all interest accruing hereunder shall thereafter be payable on demand.

         3.3. Interest shall be calculated on the basis of a 360-day year and shall be included in each monthly statement of our loan account. You shall have the right, at your option, to charge all interest to our loan account on the first day of each month, in the case of loans based on the Annual Rate, and on the last day of the applicable Interest Period, in the case of loans based on the Libor Rate, and such interest shall be deemed to be paid by the first amounts subsequently credited thereto.

         3.4. No agreements, conditions, provisions or stipulations contained in this Agreement or in any other agreement between you and us, or the occurrence of an Event of Default hereunder, or the exercise by you of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between you and us, or the arising of any contingency whatsoever shall entitle you to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereafter be in effect (the "Maximum Legal Rate"), and in no event shall we be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel us to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect at law or in equity, to the extent only of the excess of interest over such maximum interest allowed by law. In the event any interest is charged in excess of the Maximum Legal Rate (herein referred to as the "Excess"), we acknowledge and stipulate that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any Obligations due, and, second, returned to us, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the Prime Rate and the Libor Rate such an unintentional result could inadvertently occur. By the execution of this Agreement, we covenant that (a) the credit or return of any Excess shall constitute the acceptance by us of any such Excess, and (b) we shall not seek or pursue any other remedy, legal or equitable, against you based, in whole or in part, upon the charging or receiving or any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by you, all interest at any time contracted for, charged or received by you in connection with our Obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement.

         3.5. Notwithstanding the provisions of Sections 3.1 or 3.2 hereof to the contrary, (a) if at any time the amount of interest computed on the basis of the Annual Rate or the Libor Rate, as the case may be, would exceed the amount of such interest computed upon the basis of the Maximum Legal Rate, the interest payable under this Agreement shall be computed upon the basis of the Maximum Legal Rate, but any subsequent reduction in the Annual Rate or the Libor Rate, as the case may be, shall not reduce such interest thereafter payable below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all time computed solely on the basis of the Annual Rate or the Libor Rate, as the case may be; and (b) unless preempted by federal law, the Annual Rate or the Libor Rate, as the case may be, from time to time in effect hereunder may not exceed the "Indicated Ceiling Rate" from time to time in effect under Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes), Section (c), Article 5069-1.04, as amended.

         3.6. The provisions of Sections 3.4 and 3.5 hereof shall be deemed to be incorporated into every document or communication relating to the Obligations which sets forth or preserves any account, right or claim or alleged account, right or claim of you with respect to us (or any other obligor in respect of the Obligations), whether or not any provision of Sections 3.4 or 3.5 is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations asserted by you thereunder, be automatically recomputed by us or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by Sections 3.4 and 3.5 hereof.

         3.7. If the applicable state or federal law is amended in the future to allow greater rate of interest to be charged under this Agreement than in presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to you by reason thereof shall be payable upon demand.

         3.8. The fees described in this Section 3.8 shall be payable if the average outstanding daily principal balance of all loans and Credits by you to us under the Financing Agreements is less than $17,500,000. With respect to each month (or part thereof) that this Agreement is in effect or so long as any of the Obligations are outstanding, Borrowers shall pay to Lender a fee at a rate equal to one-half of one (1/2%) percent per annum calculated for such month and payable monthly, in arrears, upon the excess, if any, of: (i) $17,500,000 over
(ii) the average of the daily principal balances of the loans outstanding to Borrowers and the Credits outstanding for such month (or part thereof).

         3.9. We shall pay to you a facility fee in an amount equal to $125,000, payable simultaneously with the execution hereof.

Section 4.        SECURITY INTEREST

         4.1. As security for the prompt performance, observance and payment in full of all Obligations, we hereby grant to you a continuing security interest in, a lien upon and a right of setoff against, and we hereby assign, transfer, pledge and set over to you the following (which together with any of our other property in which you may at any time have a security interest or lien, whether pursuant to any Supplement, or otherwise, are herein collectively referred to as the "Collateral"): All present and future (a) Accounts; (b) moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, you from or for us, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of our deposits (general or special), balances, sums and credits with you at any time existing; (c) all of our right, title and interest, and all of our rights, remedies, security and liens, in, to and in respect of the Accounts and other Collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lien or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account Debtor, and credit and other insurance; (d) all of our right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts including, without limitation, all goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, any Accounts or other Collateral, including, without limitation, all returned, reclaimed or repossessed goods; (e) all deposit accounts; (f) all books, records, ledger cards, computer programs, and other property and general intangibles evidencing or relating to the Accounts and any other Collateral or any Account Debtor, together with the file cabinets or containers in which the foregoing are stored ("Records"); (g) all other general intangibles of every kind and description, including, without limitation, trade names and trademarks, and the goodwill of the business symbolized thereby, patents, copyrights, licenses and Federal, State and local tax refund claims of all kinds and (h) all proceeds of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

         4.2. We shall keep and maintain, at our cost and expense, satisfactory and complete books and records of all Accounts, all payments received or credits granted thereon, and all other dealings therewith. At any time on or after the occurrence of an Event of Default, and at such times as you may request, we shall deliver to you all original documents evidencing the sale and delivery of goods or the performance of services which created any Accounts, including but not limited to, all original contracts, orders, invoices, bills of lading, warehouse receipts, delivery tickets and shipping receipts. Any such time as you may request, we shall deliver to you schedules describing the Accounts and/or written confirmatory assignments to you of each Account, in form and substance satisfactory to you and duly executed by us, together with such other information as you may request. You will return to us, at our expense, any original documents evidencing the sale and delivery of goods which created any Accounts delivered to you pursuant to this Section 4.2 and in your possession when your actual or anticipated need therefor has ceased. In no event shall the making or the failure to make or the content of any schedule or assignment or our failure to comply with the provisions hereof be deemed or construed as a waiver, limitation or modification of your security interest in, lien upon and assignment of the Collateral or our representations, warranties or covenants under this Agreement or any Supplement hereto.

Section 5.        COLLECTION AND ADMINISTRATION.

         5.1. Until our authority to do so is curtailed or terminated at any time by you, we shall, at our expense and on your behalf, collect, as your property and in trust for you, all remittances and all amounts unpaid on Accounts, and we shall not commingle such collections with our own funds. We shall on the day received remit all such collections to you in the form received duly endorsed by us for deposit with you, unless you shall direct us otherwise. All amounts collected on Accounts when received by you in your account designated for such purpose shall be credited to our loan account, after adding two (2) business days for federal funds, wire transfers and after adding two (2) business days for collection, clearance and transfer of any other form of remittances, conditional upon final payment to you.

         5.2. You or your representatives shall at all times have free access to and right of inspection of the Collateral and have full access to and the right to examine and make copies of our Records, to confirm and verify all Accounts, to perform general audits and to do whatever else you deem necessary to protect your interests. You may at any time remove from our premises or require us or any accountants and auditors employed by us to deliver any Records and you may, without cost or expense to you, use such of our personnel, supplies, computer equipment and space at our places of business as may be reasonably necessary for the handling of collections.

         5.3. We shall immediately upon obtaining knowledge thereof report to you all reclaimed, repossessed or returned goods, Account Debtor claims and any other matter affecting the value, enforceability or collectibility of Accounts in excess of $25,000 and as to such matters for any amount, we shall report same to you monthly prior to the occurrence of an Event of Default and immediately upon obtaining knowledge thereof at any time on or after the occurrence of an Event of Default. All claims and disputes relating to Accounts are to be promptly adjusted within a reasonable time, at our own cost and expense. You may, at your option, at any time on or after the occurrence and during the continuance of an Event of Default, settle, adjust or compromise claims and disputes relating to Accounts which are not adjusted by us within a reasonable time.

         5.4. We shall, in the manner requested by you from time to time, direct that all proceeds of Accounts, letters of credit, bankers' acceptances and other proceeds of Collateral shall be payable to a lock box or post office designated by you and under your control and/or deposited into a blocked account under your control and/or deposited into an account maintained in your name and under your control and in connection therewith shall execute such lock box, blocked account or other agreement as you in your sole discretion shall specify.

Section 6.        REPRESENTATIONS, WARRANTIES AND COVENANTS

         We jointly and severally hereby represent, warrant and covenant to you the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which, or compliance with, being a continuing condition of the making of loans hereunder by you or under any
Supplement:

         6.1. We will not directly sell, lease, transfer, abandon or otherwise dispose of all or any substantial portion of our property or assets or consolidate or merge with or into any other entity to consolidate or merge with or into us; provided that a wholly-owned Subsidiary of a Borrower may, on at least ten (10) days prior written notice to you, merge with and into a Borrower; provided that such Borrower is the surviving corporation and we provide you copies of all merger documentation on your request. Each of us will at all times preserve, renew and keep in full force and effect our existence as a corporation and the rights and franchises with respect thereto and continue to engage in business of the same type as we are engaged as of the date hereof. Each of us shall give you thirty (30) days prior written notice of any proposed change in our corporate name which notice shall set forth the new name.

         6.2. Our Records and chief executive office are maintained at the address referred to below. We shall not change such location without your prior written consent and prior to making any such change, we agree to execute any additional financing statements or other documents or notices which you may require.

         6.3. We shall maintain our shipping forms, invoices and other related documents in a form satisfactory to you and shall maintain our books, records and accounts in accordance with generally accepted accounting principles consistently applied. We agree to furnish you monthly with accounts receivable agings, inventory reports (if requested by you), and interim financial statements (including balance sheet, statement of income and retained earnings, and statement of changes in financial position), and to furnish you, at any time or from time to time with such other information regarding our business affairs and financial condition as you may reasonably request, including, without limitation, balance sheets, statements of income, statements of cash flow, projections, forecasts, schedules, agings and reports. We hereby irrevocably authorize and direct all accountants, auditors or other third parties to deliver to you, at our expense, copies of our financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to you any information they may have regarding our business affairs and financial conditions. We shall furnish you with audited financial statements on an annual basis certified by independent public accountants selected by us and acceptable to you. All such statements and information shall fairly present our financial condition as of the dates and the results of our operations for the periods, for which the same are furnished. Any documents, schedules, invoices or other papers delivered to you may be destroyed or otherwise disposed of by you one (1) year after the date the same are delivered to you, unless we make written request therefor and pay all expenses attendant to their return, in which event you shall return same when your actual or anticipated need therefor has ceased, except as to certain originals as specified in Section 4.2 hereof.

         6.4. Each Eligible Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of our business which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document and instrument evidencing the Eligible Account in accordance with the terms thereof, without offset, defense or counterclaim and to the best of our knowledge will be paid in full at maturity.

         6.5. All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Eligible Account are true and correct and are in all respects what they purport to be and all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and at the time the Account arises, each Account Debtor is solvent and financially able to pay in full the Eligible Account when it matures. None of the transactions underlying or giving rise to any Account shall violate any state or federal laws or regulations, and all documents relating to the Accounts shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly compiled with.

         6.6. We shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against us or our properties or assets prior to the date on which penalties attach thereto. We shall be liable for any tax or penalty imposed upon any transaction under this Agreement or any Supplement or giving rise to the Accounts or any other Collateral or which you may be required to withhold or pay for any reason and we agree to indemnify and hold you harmless with respect thereto, and to repay to you on demand the amount thereof, and until paid by us such amount shall be added to and deemed part of your loans to us.

         6.7. Except as otherwise disclosed to you in writing and the investigations of us by the Internal Revenue Service or other Governmental Agency in accordance with their ordinary customs and past practices with us, there is no present investigation by any governmental agency pending or threatened against us and there is no action, suit, proceeding or claim pending or threatened against us or our assets or goodwill, or affecting any transactions contemplated by this Agreement, or any Supplement, or any agreements, instruments or documents delivered in connection herewith or therewith before any court, arbitrator, or governmental or administrative body or agency which if adversely determined with respect to us would result in any material adverse change in our business, properties, assets, goodwill, or condition, financial or otherwise.

         6.8. The execution, delivery and performance of this Agreement, any Supplement, or any agreements, instruments and documents executed and delivered in connection herewith, are within our corporate powers, have been duly authorized, are not in contravention of law or the terms of our Charter, By-Laws or other incorporation papers, or any material indenture, agreement or undertaking to which we are a party or by which we are bound.

         6.9. We shall, at our expenses duly, execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, landlord's or mortgagee's waivers of liens except for the landlord's waivers with respect to the stores of Value Slacks and Value Clothing and consents to the exercise by you of all your rights and remedies hereunder, under any Supplement or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in your opinion to evidence, perfect, maintain and enforce your security interest and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any Supplement. Where permitted by law, we hereby authorize you to execute and file one or more Uniform Commercial Code financing statements signed only by you.

Section 7.        SPECIFIC POWERS.

         7.1. We hereby constitute you and your agents and any designee, as our attorney-in-fact, at our own cost and expense, to exercise at any time all or any of the following powers which, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) to receive, take, endorse, assign, deliver, accept and deposit, in your or our name, any and all checks, notes, drafts, remittances and other instruments and documents relating to the Collateral; (b) on or after the occurrence of an Event of Default to receive open and dispose of all mail addressed to us and to notify postal authorities to change the address for delivery thereof to such address as you may designate; (c) to transmit to Account Debtors notice of your interest therein and to request from such Account Debtors at any time, in your or our name or that of your designee, information concerning the Accounts and the amounts owing thereon; (d) on or after the occurrence of an Event of Default, to notify Account Debtors to make payment directly to you; (e) on or after the occurrence of an Event of Default, to take or bring, in your or our name, all steps, actions, suits or proceedings deemed by you necessary or desirable to effect collection of the Collateral; and (f) to execute in our name and on our behalf any UCC financing statements or amendments thereto. We hereby release you and your officers, employees and designees, from any liability arising from any act or acts under this Agreement or in furtherance thereof, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for your own willful misconduct or gross negligence.

Section 8.        EVENTS OF DEFAULT AND REMEDIES

         8.1. All Obligations shall be, at your option, immediately due and payable without notice or demand (notwithstanding any deferred or installment payments allowed, if any, by any instrument evidencing or relating to the Obligations) and any provision of this Agreement or any Supplement, as to future loans and advances by you shall, at your option, terminate forthwith, upon the termination or non-renewal of this Agreement or upon the occurrence of any one or more of the Events of Default as defined in any Supplement (each an "Event of Default").

         8.2. Upon the occurrence of any Event of Default and at any time thereafter, you shall have the right (in addition to any other rights you may have under the Agreement, any Supplement or otherwise) without further notice to us, to appropriate, set off and apply to the payment of any or all of the Obligations, any or all Collateral, in such manner as you shall in your sole discretion determine, to enforce payment of any Collateral, to settle, compromise or release in whole or in part, any amounts owing on the Collateral, to prosecute any action, suit or proceeding with respect to the Collateral, to extend the time of payment of any and all Collateral, to make allowances and adjustments with respect thereto, to issue credits in your or our name, to sell, assign and deliver the Collateral (or any part thereof), at public or private sale, at broker's board, for cash, upon credit or otherwise, at your sole option and discretion, and you may bid or become purchaser any at such sale, if public, free from any right of redemption which is hereby expressly waived.

         8.3. In the event you seek to take possession of all or any portion of the Collateral by judicial process, we irrevocably waive: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required,
(b) any demand for possession prior to the commencement of any suit or action to recover the Collateral, and (c) any requirement that you retain possession and not dispose of any Collateral until after trial or final judgment.

         8.4. We agree that the giving of five (5) days notice by you, to our address set forth below, designating the place and time of any public sale or of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be deemed to be reasonable notice thereof and we waive any other notice with respect thereto.

         8.5. The net cash proceeds resulting from the exercise of any of the foregoing rights or remedies shall be applied to you to the payment of the Obligations in such order as you may elect, and we shall remain liable to you for any deficiency. Without limiting the generality of the foregoing, if you enter into any credit transaction, directly or indirectly, in connection with the disposition of any Collateral, you shall have the option, at any time, in your sole discretion, to reduce the Obligations by the principal amount of such credit transaction or to defer the reduction thereof until actual receipt by you of cash or other immediately available funds in connection therewith.

         8.6. The enumeration of the foregoing rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies you may have under the UCC or other applicable law. You shall have the right, in your sole discretion, to determine which rights and remedies, and in which order any of the same, are to be exercised, and to determine which Collateral is to be proceeded against and in which order, and the exercise of any right or remedy shall not preclude the exercise of any others, all of which shall be cumulative.

         8.7. No act, failure or delay by you shall constitute a waiver of any of your rights and remedies. No single or partial waiver by you of any provision of this Agreement or any Supplement hereto, or breach or default thereunder, or any right or remedy which you may have shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion.

         8.8. We waive presentment, notice of dishonor, protest and notice of all instruments included in or evidencing any of the Obligations or the Collateral and any and all notices or demands whatsoever (except as expressly provided herein). You may, at all times, proceed directly against us to enforce payment of the Obligations and shall not be required to take any action of any kind to preserve, collect or protect your or our rights in the Collateral.

Section 9.        EFFECTIVE DATE; TERMINATION COSTS.

         9.1. (a) This Agreement and the other Financing Agreements shall continue in full force and effect for a term ending on the Renewal Date and from year to year thereafter, unless sooner terminated pursuant to the terms hereof; provided, that, (i) Lender or all Borrowers (as one group) (but not any one or two Borrowers alone) may terminate this Agreement and the other Financing Agreements effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice and (ii) all Borrowers (but not any one or two Borrowers alone) may terminate this Agreement and the other Financing Agreements other than on the Renewal Date in any year by giving to Lender at least sixty (60) days prior written notice, subject to the terms hereof (including, without limitation, Section 9.1(c) below and the payment to Lender of the early termination fee provided for in Section 9.2 below); provided however, that, pursuant to Section 8 of the Farah UK Supplement, Farah UK may terminate its rights and obligations under this Agreement, the Farah UK Supplement, the Farah UK Agreements and the other Financing Agreements without penalty and without payment of the early termination fee provided in Section 9.2 below. This Agreement and all other Financing Agreements must be terminated simultaneously except as permitted under
Section 8 of the Farah UK Supplement.

                  (b) In addition, Lender shall have the right to terminate this Agreement and the other Financing Agreements as to future loans and other liabilities of Lender immediately at any time upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

                  (c) Upon the effective date of termination or non-renewal of the Financing Agreements, Borrowers shall pay to Lender in full, all outstanding and unpaid Obligations (including, but not limited to, the loans and all interest, fees (including the early termination fee provided herein, if applicable), charges, expenses and other amounts provided for hereunder, under the other Financing Agreements or otherwise) and shall furnish cash collateral to Lender for all undrawn amounts available pursuant to previously issued and outstanding Credit, by wire transfer in federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York, New York time.

                  (d) No termination of the Financing Agreements shall relieve or discharge Borrowers of their duties, obligations and covenants under the Financing Agreements until all Obligations have been fully indefeasibly discharged and paid, and Lender's continuing security interests in the Collateral shall remain in effect until all such Obligations have been fully and indefeasibly discharged and paid.

         9.2. (a) If Lender terminates any Financing Agreement other than the Farah UK Supplement upon the occurrence of an Event of Default or, (b) if Borrowers terminate (i) prior to the Renewal Date, or (ii) prior to any subsequent anniversary of the Renewal Date, or (c) if any termination of the Financing Agreements occurs by either Lender or Borrowers resulting from the sale approved in writing by Lender of the capital stock of any Borrower or of the assets of any Borrower, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Farah USA, Farah UK and Value Clothing hereby agree jointly and severally to pay to Lender, upon the effective date of such termination, an early termination fee, in an amount equal to the amounts set forth below opposite of the applicable periods:

----------------------------------------------------------- ---------------------------------------------------------
                                                                         Prepayment as a Percentage of
                  Prepayment Date/Period                                         Maximum Credit
----------------------------------------------------------- ---------------------------------------------------------
----------------------------------------------------------- ---------------------------------------------------------
       From June 1, 1997 through December 31, 2000                1%, except .50% in the case of terminations
                                                                              under Section 9.2(c)
----------------------------------------------------------- ---------------------------------------------------------
----------------------------------------------------------- ---------------------------------------------------------
                 January 1, 2001 through
                      June 30, 2001                                                    0%
----------------------------------------------------------- ---------------------------------------------------------
----------------------------------------------------------- ---------------------------------------------------------
               July 1, 2001 and thereafter                                            .50%
----------------------------------------------------------- ---------------------------------------------------------

The early termination fees provided for in this Section 9.2 shall be deemed included in the Obligations. Notwithstanding the foregoing or anything else contained herein to the contrary, Farah UK may terminate its obligations under this Agreement, the Farah UK Supplement, the Farah UK Agreements and the other Financing Agreement without penalty and without payment of the termination fee provided in this Section 9.2 in accordance with the terms and conditions of
Section 8 of the Farah UK Supplement.

         9.3. This Agreement and the other Financing Agreements, any Supplement, and any agreements, instruments or documents delivered or to be delivered in connection herewith or therewith represent our entire agreement and understanding concerning the subject matter hereof and thereof, and supersede all other prior and contemporaneous agreements, understandings, negotiations and discussions, representations, warranties, commitments, offers, contracts, whether oral or written, including each Original Financing Agreement, which is amended and restated as of the date hereof; provided, however, that each such other Original Financing Agreement, executed and delivered as of August 2, 1990 which is not so amended and restated and is in full force and effect as of the date hereof, is hereby confirmed, ratified and approved as so amended, ratified, supplemented and confirmed to the date hereof as if each thereof were amended and restated as of the date of this Agreement in connection with the execution of the Financing Agreements.

         9.4. No provision hereof shall be modified or amended orally or by course of conduct but only by a written instrument expressly referring hereto signed by both parties.

         9.5. Upon your request we shall pay to you, or reimburse you for, all sums, costs and expenses which you pay or incur in connection with or related to the negotiation, preparation, consummation, administration and enforcement of this Agreement, any Supplement, and all other agreements, instruments and documents in connection herewith and therewith, and the transactions contemplated hereunder and thereunder, together with any amendments, supplements, consents or modifications which may be hereafter made or entered into in respect hereto for thereof, and all efforts made to defend, protect or enforce the security interest granted herein or therein or in enforcing payment of the Obligations, including, without limitation, appraisal fees, filing fees and taxes, title insurance premiums, recording taxes, expenses for searches, expenses heretofore incurred by you and from time to time hereafter during the course of periodic field examinations of the Collateral and our operations, wire transfer fees, check dishonor fees, the fees and disbursements of counsel to you, all fees and expenses for the service and filing of papers, premiums on bonds and undertakings, fees of marshalls, sheriffs, custodians, auctioneers and others, travel expenses and all court costs and collection charges, all of which shall be part of the Obligations and shall accrue interest after demand thereof at a rate equal to the highest rate then payable on any of the Obligations; provided that the legal fees of Lender's counsel incurred in connection with the preparation, negotiation and consummation of this Agreement and the other Financing Agreements shall not exceed $20,000.

Section 10.       NOTICES.

         10.1. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made as provided in the Covenant Supplement.

Section 11.       WAIVER OF JURY TRAIL; JURISDICTION; CHOICE OF LAW.

         11.1. WE AND YOU EACH HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY SUPPLEMENT, THE OBLIGATIONS, THE COLLATERAL OR ANY SUCH OTHER TRANSACTION. WE HEREBY WAIVE RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE
COUNTERCLAIMS IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, ANY SUPPLEMENT, THE OBLIGATIONS, THE COLLATERAL OR ANY OTHER TRANSACTION BETWEEN THE PARTIES EXCEPT COMPULSORY COUNTERCLAIMS AND WE HEREBY IRREVOCABLY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE DISTRICT COURTS OF THE STATE OF TEXAS AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS IN CONNECTION WITH ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY SUPPLEMENT, THE OBLIGATIONS, THE COLLATERAL OR ANY SUCH OTHER TRANSACTION.

         11.2. In any such litigation we waive personal service of any summons, complaint or other process and agree that service thereof may be made by certified or registered mail directed to us at our address set forth below.

         11.3. This Agreement and all transactions thereunder shall be deemed to be consummated in the State of Texas and shall be governed by and interpreted in accordance with the laws of the State of Texas. If any part or provision of this Agreement is invalid or in contravention of any applicable law or regulation, such part or provision shall be severable without affecting the validity of any other party or provision of the Agreement.

         11.4. Nonapplicability of Article 5069-15.01 et seq. Borrowers and Lender hereby agree that, except for Section 15.10(b) thereof, the provisions of Tex. Rev. Civ. Stat. Ann. art. 5069-15.01 et seq. (Vernon 1987) (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to this Agreement or any of the other Financing Agreements.

         11.5 WAIVER OF CONSUMER RIGHTS. EACH BORROWER HEREBY WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF EACH BORROWER'S OWN SELECTION, EACH BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER. EACH BORROWER EXPRESSLY WARRANTS AND REPRESENTS THAT SUCH BORROWER (a) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LENDER, AND (b) HAS BEEN REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                                      EACH BORROWER HAS READ AND UNDERSTANDS
                                   SECTION 11.4: /s/ RGG     (INITIALS OF
                                               OFFICER OF FARAH USA)

                                                 /s/ RGG     (INITIALS OF
                                            OFFICER OF VALUE CLOTHING)

                                                 /s/ TBP     (INITIALS OF
                                               OFFICER OF FARAH UK)

         11.6. THIS WRITTEN FINANCING AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Very truly yours,

FARAH U.S.A., INC.
VALUE CLOTHING COMPANY, INC.


By: /s/ Russell G. Gibson
Title:  Chief Financial Officer

Address:

4171 North Mesa
Building D
Suite 500
El Paso, Texas 79902-1433

FARAH MANUFACTURING (U.K.) LIMITED


By:   /s/  Timothy B. Page

Title:     Director

Address:

4171 North Mesa
Building D
Suite 500
El Paso, Texas 79902-1433

Accepted as of June 1, 1997 first written above:

CONGRESS FINANCIAL CORPORATION (SOUTHWEST)

By:     /s/   Mark Galovic, Jr.
Title:  Vice President